EXHIBIT 10.20.1

                                                             EXECUTION COPY
                                                             --------------

               FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
               ---------------------------------------------

     This First Amendment (the "First Amendment") to the Revolving Credit Agreement between CommScope Optical Technologies, Inc., a Delaware corporation ("CommScope Optical") and OFS BrightWave, LLC, a Delaware limited liability company (the "Borrower") is entered into as of October 9, 2002.

                                 WITNESSETH

     WHEREAS, CommScope Optical and the Borrower are parties to the Revolving Credit Agreement dated as of November 16, 2001 (the "Credit Agreement") pursuant to which CommScope Optical has agreed to extend, and has extended, a credit facility to the Borrower.

     WHEREAS, the parties now desire to amend the Credit Agreement in certain respects to reflect the agreement of the parties.

     NOW, THEREFORE, in consideration of the premises and mutual considerations contained herein, the parties hereto hereby agree as follows:

     Section 1. Definitions. All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement.

     Section 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

     (a) Section 2.2(a) is hereby deleted in its entirety and replaced with the following:

          Revolving Loan. Interest on the principal amount of any Revolving Loan outstanding and unpaid from time to time shall accrue at a rate per annum equal to Three-month LIBOR plus 1.75%, computed on the basis of a 360 day year and the actual number of days elapsed in each month. In the event of partial months, the actual number of days elapsed will be used to calculate the interest due. Accrued interest on the Revolving Loan shall be payable quarterly in arrears on the last Business Day of each quarter, commencing with the quarter ending on December 31, 2001.

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     (b) The definition of Three-month LIBOR is hereby deleted in its entirety and replaced with the following:

          "Three-month LIBOR" means the LIBOR rate (rounded upward to the nearest one-sixteenth of one percent) for a designated maturity of three (3) months determined on the basis of the offered rate for deposits in U.S. Dollars published by the British Bankers Association as of 11:00 a.m. London time on the second (2nd) full Eurodollar Business Day preceding the Borrowing Date or the first day of each calendar quarter with respect to which interest is payable (unless such date is not a Business Day, in which event the next Eurodollar Business Day which is also a Business Day will be used). If the British Bankers Association ceases to publish such LIBOR rate, then Three-month LIBOR shall be determined from such substitute financial reporting service as Borrower, in its reasonable discretion, shall determine.

     (c) Section 3.2 is hereby amended by deleting all references therein to "100 calendar days" and replacing each reference with "80 calendar days."

     (d) Section 7.2 is hereby deleted in its entirety and replaced with the following:

          Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of CommScope. This Agreement and Revolving Note shall be assignable by Lender to (i) any direct or indirect wholly-owned Subsidiary of CommScope; provided, however that if such Subsidiary ceases for any reason to be a wholly-owned Subsidiary of CommScope, all of the rights and obligations under this Agreement previously assigned to such Subsidiary shall be automatically assigned to CommScope or if CommScope so designates, one of CommScope's then wholly-owned Subsidiaries or (ii) any Person who directly purchases Membership Interests (as defined in the MOU) from CommScope or its Affiliates in accordance with the terms and conditions of the Amended LLC Agreement.

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     Section 3. Limited Amendment. Except as otherwise amended hereby, the
Credit Agreement shall remain unchanged and in full force and effect.

     Section 4. Counterparts. This First Amendment may be executed in any number of multiple counterparts, all of which shall together constitute but one and the same original.

     Section 5. Effectiveness. This First Amendment shall be effective as of November 16, 2001.



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     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.

                              OFS BRIGHTWAVE, LLC


                              By:  /s/ Marvin S. Edwards, Jr.
                                 ----------------------------------
                                 Name:  Marvin S. Edwards, Jr.
                                 Title: President & CEO


                              COMMSCOPE OPTICAL TECHNOLOGIES, INC.


                              By:  /s/ Jearld L. Leonhardt
                                 ----------------------------------
                              Name:  Jearld L. Leonhardt
                              Title: Vice President and
                                     Assistant Treasurer